Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of August 27, 2021 (the “Effective Date”), by and between TJ&Z Family Limited Partnership, a Minnesota limited partnership (“Seller”), and Image Sensing Systems, Inc., a Minnesota corporation, and its successors or assigns (“Buyer”).

In consideration of this Agreement, Seller and Buyer agree as follows:

  Sale of Property. Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, the following property (collectively, “Property”):

1.1.          Real Property. The real property located at 1115 Hennepin Avenue, Minneapolis, Minnesota, with a Parcel Number 27-029-24-21-0013, and legally described on Exhibit A (the legal description is subject to modification based on the Title Commitment of the real property described in Section 6.1 hereof) (the “Land”), together with all easements and rights benefiting or appurtenant to the Land, if any (collectively, the “Real Property”).

1.2.            Lease. Seller’s interest in that certain Clear Channel Outdoor Lease Agreement dated as of January 1, 2020, by and between Seller and Clear Channel Outdoor, LLC, a Delaware limited liability company (the “Billboard Lease”).

1.3.            Records. Seller’s interests in all business records and warranties relating to the Property (collectively, the “Records”).

1.4.            Personal Property. All personal property located on the Land (collectively, the “Personal Property”), except the following, which shall be removed by Seller prior to Closing (collectively, the “Excluded Personal Property”):

(a)                Items currently in the studio space;

(b)               The sofa and credenza in the upstairs quiet room/office;

(c)                All computers;

(d)               One color copier/scanner/fax;

(e)                All hanging framed art.

  Purchase Price and Manner of Payment. The total purchase price (the “Purchase Price”) to be paid for the Property shall be Two Million Fifty Thousand and No/100 Dollars ($2,050,000.00). The Purchase Price shall be payable as follows:

2.1.         Within two (2) days after the Effective Date, Buyer shall deposit Fifty Thousand and No/100 Dollars ($50,000.00) as earnest money (“Earnest Money”) to be held in an escrow account with Commercial Partners Title (referred to herein as the “Escrow Agent” or “Title Company”). Upon the expiration of the Inspection Period (as defined herein) the Earnest Money shall become nonrefundable to the Buyer, except as provided for otherwise herein. The Earnest Money, and any interest accrued thereon, shall be applied towards the Purchase Price.

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Notwithstanding the foregoing, the Earnest Money, and any interest accrued thereon, that is otherwise nonrefundable or released to Seller under this Agreement shall be promptly refunded to Buyer in the event: (i) Seller defaults and fails to cure such default under this Agreement, (ii) a condemnation or casualty occurs, and Buyer, to the extent permitted by Section 9, timely elects to terminate this Agreement, (iii) a termination pursuant to Sections 6.2.1 or 6.3.1, or (iv) a material change in Seller’s representations and warranties herein occurs, and Buyer, to the extent permitted by Section 8, elects to terminate this Agreement.

2.2.            The remainder of the Purchase Price shall be payable by wire transfer of funds on the Closing Date (hereinafter defined), subject to adjustments and prorations as provided herein.

  Contingencies. The obligations of Buyer under this Agreement are contingent upon each of the following:

3.1.            Seller Performance. Seller shall have provided Buyer all documentation in its possession required to be delivered by Seller pursuant to Section 3.6 of this Agreement, and shall have performed all obligations contained herein in all material respects.

3.2.            Representations and Warranties. The representations and warranties of Seller contained in this Agreement must be true in all material respects now and on the Closing Date as if made on the Closing Date.

3.3.            Title. Title shall have been found acceptable, or been made acceptable, in accordance with the requirements and terms of Section 6 below.

3.4.        Access and Inspection. Buyer shall have sixty (60) days after the Effective Date (the “Inspection Period”) in which to undertake any studies, tests, investigations and inspections of the Property, including, but not limited to: (i) inspection of all physical aspects of the Property, (ii) investigation of all zoning, code and governmental regulations or requirements in place at the Property, (iii) ordering, conducting and reviewing a Phase I Environmental Site Assessment of the Property, at Buyer’s sole cost and expense, and, if necessary, a Phase II Environmental Site Assessment of the Property, (iv) conduct soil, geological or engineering tests and/or studies, (v) assess the architectural feasibility of the Property, and (vi) order and review any Survey. Buyer shall pay all costs of all such studies, tests, investigations and inspections, and shall provide Seller with copies thereof (which may be sent via email) promptly after receipt thereof by Buyer. During the term of this Agreement, Seller shall allow Buyer, and Buyer’s agents, consultants and representatives, upon twenty-four (24) hours prior written notice from the same, immediate access to the Real Property without charge and at all reasonable times for the purpose of Buyer’s investigation and testing the same. To the extent Buyer intends to do any invasive investigation of the Property, Buyer shall obtain Seller’s consent not less than two (2) business days before conducting any investigation on the Property, which consent shall not be unreasonably

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withheld. Seller or one of Seller's representatives shall have the right to be present when Buyer or its representative conducts any investigation of the Property.

Buyer shall defend, indemnify and hold Seller harmless from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind or nature, including reasonable attorney's fees, resulting from any of Buyer’s investigations of the Property and shall repair to the reasonable satisfaction of Seller any damages resulting from any such investigations, and such obligation shall survive the expiration or termination of this Agreement, provided, however, that Buyer shall not be responsible for any costs, damages, liabilities, losses, expenses, injuries, liens or claims, including, without limitation, attorneys’ fees arising out of any pre- existing adverse physical condition or defect of the Property not caused by Buyer, or its agents, employees or contractors. Seller agrees to provide continuing access to the Property for Buyer and its representatives after the Inspection Period through the Closing Date for purposes of completing Buyer’s financing.

3.5.          Document Review. Within fifteen (15) days after the Effective Date, Seller shall deliver to Buyer true and complete copies of the Due Diligence Materials (hereinafter defined) that are within Seller’s possession or control. The “Due Diligence Materials” means all specific documents pertaining to the Property requested by Buyer, including, but not limited to, the documents listed on the attached Exhibit B. Buyer shall have determined, on or before the end of the Inspection Period that it is satisfied with its review and analysis of the Due Diligence Materials. Buyer agrees that any documentation or other information delivered or authored by Seller and provided to Buyer pursuant to this Agreement shall not be distributed to or discussed with any other person except to counsel, lenders or potential lenders, and other advisors of Buyer who have a need to know and agree to maintain such confidentiality.

3.6.            Financing. Buyer shall have received, on or before the end of the Inspection Period, the commitments for the financing necessary and sufficient, in Buyer’s sole discretion, to implement Buyer’s plans for and complete the purchase of the Property.

If any contingency has not been satisfied on or before the end of the Inspection Period, or if for any reason or no reason on or before the end of the Inspection Period, Buyer elects not to purchase the Property, then this Agreement may be terminated by notice from Buyer to Seller. Upon such termination before the end of the Inspection Period, the Earnest Money, and any interest accrued thereon, shall be released to Buyer and upon return, neither party shall have any further rights or obligations regarding this Agreement or the Property, except for such obligations as expressly survive termination of this Agreement, including those stated in Section 3.5. All the contingencies are specifically for the benefit of the Buyer, and the Buyer shall have the right to waive any contingency by written notice to Seller. Buyer’s failure to timely give any notice of termination of this Agreement pursuant to this Section 3 shall be deemed a waiver of the contingencies and Buyer and Seller shall proceed to Closing. In the event that Buyer has not, on or before the end of the Inspection Period, satisfied itself under Section 3.4 of this Agreement, then Buyer may, by

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written notice to Seller, request a mutually acceptable reasonable extension to the Inspection Period, provided that Buyer provides Seller with evidence of its actions to confirm it is proceeding as diligently as possible to get Buyer’s proposed use approved by applicable governmental authorities, and provided Seller agrees to such extension.

  Closing. The closing of the purchase and sale contemplated by this Agreement (the “Closing”) shall occur fifteen (15) days following the expiration of the Inspection Period (the “Closing Date”). The Closing shall take place at the office of the Title Company in Minneapolis, Minnesota, or such location agreeable to the parties. Seller agrees to deliver possession of the Property to Buyer on the Closing Date.

4.1.            Seller’s Closing Documents. On the Closing Date, Seller shall execute and deliver to Buyer the following (collectively, “Seller’s Closing Documents”), all in form and content reasonably satisfactory to Buyer:

4.1.1.      Deed. A Limited Warranty Deed (“Deed”) conveying the Real Property to Buyer, free and clear of all claims, liens, and encumbrances, except the Permitted Encumbrances.

4.1.2.      Bill of Sale. A Bill of Sale conveying the Personal Property, except for the Excluded Personal Property, to Buyer, free and clear of all claims, liens and encumbrances.

4.1.3.      Assignment of Records. An Assignment of Records conveying Seller’s interest in the Records to Buyer together with the consent of all parties having a right to consent to such assignment, if applicable (the “Assignment of Records”), and original copies or copies of the Records, plus all plans and specifications for the Property, to the extent in Seller’s possession.

4.1.4.      Assignment and Assumption of Lease. Assignment and Assumption of Lease (“Assignment and Assumption of Lease”), assigning the Billboard Lease by Seller to Buyer.

4.1.5.      Bring Down Certificate. A certificate that the representations and warranties of Seller set forth in this Agreement continue to be true at Closing as if made at such time.

4.1.6.      FIRPTA Affidavit. A non-foreign affidavit, properly executed, containing such information as is required by IRC Section 1445(b)(2) and its regulations.

4.1.7.      IRS Forms. A Designation Agreement designating the “reporting person” for purposes of completing Internal Revenue Form 1099 and Internal Revenue Form 8594, if applicable.

4.1.8.      Well Certificate. A Well Certificate in the form required by law.

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4.1.9.      Storage Tanks. If the Property contains or contained a storage tank, an affidavit with respect thereto, as required by Minn. Stat. § 116.48.

4.1.10.  Individual Sewage Treatment Systems. If the Property contains an individual sewage treatment system, a disclosure statement as required by Minn. Stat. § 115.55.

4.1.11.  Notice to Tenant. Written notice to the tenant under the Billboard Lease advising it of the sale of the Property and directing the tenant to make all future payments of rent and to deliver future notices to Buyer at the address designated by Buyer.

4.1.12.  Other Documents. Other documents in Seller’s possession or control that are reasonably determined by Buyer or Title (hereinafter defined) to be necessary to transfer the Property to Buyer in accordance with Seller’s obligations under this Agreement, at no out-of-pocket expense to Seller.

4.2.            Buyer’s Closing Documents. On the Closing Date, Buyer will execute and deliver to Seller the following (collectively, “Buyer’s Closing Documents”):

4.2.1.      Assignment and Assumption of Lease. The Assignment and Assumption of Lease.

4.2.2.      Purchase Price. Funds representing the Purchase Price, by wire transfer and execution or delivery of any required Buyer’s financing documents.

4.2.3.      IRS Form. A Designation Agreement designating the “reporting person” for purposes of completing Internal Revenue Form 1099 and Internal Revenue Form 8594, if applicable.

4.2.4.      IRS Form W-9. An IRS Form W-9, for use in notifying the tenant under the Billboard Lease of the transfer of ownership of the Property.

4.2.5.      Purchaser’s Affidavit. A purchaser’s affidavit in the form acceptable to the Escrow Agent, if necessary.

  Prorations. Seller and Buyer agree to the following prorations and allocation of costs regarding this Agreement:

5.1.            Title Insurance and Closing Fee. Seller will pay all costs of the Title Commitment (hereinafter defined) and the UCC search. Buyer will pay for the Title Policy (as defined herein) and all additional premiums required for the issuance of the Title Policy, and the Survey. Seller and Buyer will each pay one-half (1/2) of any closing fee or charge imposed by any closing agent or by Title.

5.2.            Transfer Tax and Deed Tax; Recording Fees. Seller shall pay all state deed tax payable in connection with this transaction. Seller shall pay the cost of recording all documents necessary to place record title in the condition warranted by Seller in

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this Agreement and Buyer will pay the cost of recording the deed conveying the Property to Buyer.

5.3.            Mortgage Registry Tax. Buyer shall pay all mortgage registry tax payable in connection with Buyer’s financing.

5.4.            Real Estate Taxes and Special Assessments. All real estate taxes and special assessments payable in the years prior to the year in which the Closing occurs shall be paid by Seller. Real estate taxes and special assessments payable in the year in which Closing occurs shall be pro-rated based upon a calendar year based upon the Closing Date. The balance of all levied and pending special assessments against the Property shall be assumed by Buyer.

5.5.            Other Costs. All other operating costs of the Property shall be allocated between Seller and Buyer as of the Closing Date, so that Seller pays that part of operating costs payable before the Closing Date, and Buyer pays that part of operating costs payable from and after the Closing Date.

5.6.            Billboard Lease Rent. All rent paid or payable in the month of Closing with respect to the Billboard Lease shall be prorated as of the Closing Date.

5.7.            Attorneys’ Fees. The parties will pay its own attorneys’ fees, except that a party defaulting under this Agreement or any Seller’s Closing Documents or Buyer’s Closing Documents will pay the reasonable attorneys’ fees and court costs incurred by the non-defaulting party to enforce its rights hereunder.

  Title Examination. Title Examination will be conducted as follows:

6.1.            Title Evidence. Buyer shall receive the following title evidence (collectively, “Title Evidence”) for the Property: (a) a commitment (“Title Commitment”) for an extended ALTA Form 2006 Owner’s Policy of Title Insurance (“Title Policy”) insuring title to the Real Property, deleting standard exceptions and including affirmative insurance regarding zoning, contiguity, appurtenant easements and such other matters as may be identified by Buyer, in the amount of the Purchase Price, issued by the Title Company; (b) at Buyer’s option, an ALTA survey, paid for by the Buyer, prepared by a registered land surveyor and certified to Buyer and Buyer’s lender(s), if any, showing the Real Property and location of all buildings and easements thereon and such other information and containing such matters as Buyer or Buyer’s lender(s) shall reasonably request (the “Survey”); and (c) UCC searches against Seller by name and the Property. If Buyer desires a Survey, Buyer shall order the same within ten (10) days after the Effective Date.

6.2.            Buyer’s Objections. Within ten (10) business days after receiving the last of the Title Evidence, but no later than forty (40) days after the Effective Date, Buyer will make written objections (“Objections”) to the form and/or contents of the Title Evidence. Buyer’s failure to make Objections within such time period will constitute waiver of Objections. Buyer shall be deemed to have automatically made

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Objections to any mandatory cure items set forth in Section 6.4. Any matter shown on such Title Evidence and not objected to by Buyer shall be a “Permitted Encumbrance” hereunder. Seller will have until twenty (20) days after receipt of the Objections to cure the Objections or agree to cure monetary objections at Closing. If the Objections are not cured within such twenty (20) day period, Buyer will have the option to do one of the following:

6.2.1.      Terminate this Agreement by written notice to Seller (without either party being deemed at fault) and receive a full refund of all Earnest Money and the interest accrued and unpaid thereon, if any; or

6.2.2.      Inform Seller that it intends to extend the period for Seller to cure the Objections for an additional twenty (20) day period; or

6.2.3.      Waive the Objections and proceed to Closing.

6.3.            Extension of Cure Period. If Buyer delivers notice to Seller pursuant to Section

6.2.2 that it intends to extend the period for Seller to cure the Objections, then Seller, subject to the same conditions as set forth in Section 6.2, shall have an additional twenty (20) day period to cure the Objections. If the Objections are not cured within such twenty (20) day period, Buyer shall have the option to do either of the following:

6.3.1.      Terminate this Agreement by written notice to Seller (without either party being deemed at fault) and receive a full refund of all Earnest Money and the interest accrued and unpaid thereon, if any; or

6.3.2.      Waive the Objections and proceed to Closing.

6.4.            Mandatory Cure Items. Notwithstanding the foregoing, Seller shall: (i) agree to pay-off or discharge any mortgage, judgment or lien created by or resulting from any act or omission of Seller at or prior to Closing, and; (ii) agree to pay-off, bond or otherwise cause to be discharged of record prior to Closing in a manner reasonably satisfactory to Buyer and the Title Company any mechanic’s lien resulting from any act or omission of Seller or its agent.

  Operation Prior to Closing. During the period from the date of Seller’s acceptance of this Agreement to the Closing Date (the “Executory Period”), Seller shall operate and maintain the Property in the ordinary course of business in accordance with prudent, reasonable business standards. Seller shall execute no contracts, leases or other agreements regarding the Property during the Executory Period that are not terminable on or before the Closing Date, without the prior written consent of Buyer, which consent may be withheld by Buyer at its sole discretion. During the term of this Agreement Seller shall not enter into any agreements with any third parties for the sale of the Property.

  Representations and Warranties by Seller. Seller represents and warrants to Buyer as follows:

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8.1.            Authority. Seller is a limited partnership duly organized and validly existing in good standing under the laws of Minnesota. Seller represents it: (i) is the fee simple owner of the Property, (ii) has the full power and authority to enter into and perform this Agreement and Seller’s Closing Documents and (iii) can incur and perform the obligations hereunder.

8.2.            Contracts. Seller has made available to Buyer, to the extent they exist, and are in Seller’s possession or control, a correct and complete copy of any service contract and its amendments which will survive a closing hereunder.

8.3.            Billboard Lease. The Billboard Lease is in full force, and neither Seller nor, to Seller’s actual knowledge, the tenant is in default under the Billboard Lease. There are no other leases or possessory rights of others regarding the Real Property. All obligations of Seller under the Billboard Lease have been performed, completed, and paid for. As of the Effective Date: (i) the Billboard Lease has not been amended, modified or terminated (except for any amendments delivered to Buyer pursuant to this Agreement), (ii) all rent and any and all other amounts due under the Billboard Lease has been paid to a current date and the tenant has not prepaid rent by more than thirty (30) days, (iii) there are no leasing commissions owing or which may become payable with respect to the Billboard Lease, (iv) the tenant has not notified Seller, as landlord, of any default by Seller pursuant to the Billboard Lease that remains uncured nor has such tenant asserted any offsets, defenses or claims against Seller, and (v) tenant has not made any request to Landlord for any rent reductions or other concessions under the Billboard Lease.

8.4.           Operations. Seller has received no written notice of actual or threatened cancellation or suspension of any utility services of the Real Property. Seller has received no notice of actual or threatened special assessments or reassessments of the Real Property, however, Seller has received notice of assessments for Hennepin Avenue improvements and annual Downtown Improvement District. To the best of Seller’s knowledge, Seller is not in default concerning any of its obligations or liabilities regarding the Real Property pursuant to any written contracts with a non- governmental party.

8.5.       Environmental Laws. To the best of Seller’s knowledge, except as identified in any Due Diligence Materials, Seller has received no written notice that toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substance as defined in any state, local or federal law, regulation, rule, policy or order relating to the protection of the environment) (collectively, “Hazardous Substance”) have been generated, treated, stored, transferred from, released or disposed of, or otherwise placed, deposited in or located on the Property, nor that any activity has been undertaken on the Property that would cause or contribute to the Property becoming a treatment, storage or disposal facility within the meaning of, or

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otherwise bring the Property within the ambit of, any state, local or federal law, regulation, rule, policy or order relating to the protection of the environment.

8.6.            FIRPTA. Seller is not a “foreign person”, “foreign partnership”, “foreign trust” or “foreign estate”, as those terms are defined in Section 1445 of the Internal Revenue Code.

8.7.            Wells and Individual Sewage Treatment Systems. Seller represents that, to Seller’s knowledge, there is not: (i) a “Well” on the described Property within the meaning of Minn. Stat. § 103I and (ii) an “Individual Sewage Treatment Systems” on the described Property within the meaning of Minn. Stat. § 115.55. Sewage goes to a facility permitted by the Minnesota Pollution Control Agency. The representations in this Section are intended to satisfy the requirements of the statutes referenced herein.

8.8.            Storage Tanks. To the best of Seller’s knowledge, without inquiry, no above ground or underground tanks are located in or about the Property, or have been located under, in or about the Property and have subsequently been removed or filled.

8.9.            No Conflict or Lien. Neither the execution or delivery of this Agreement nor the consummation of the transaction as contemplated herein will conflict with or result in a breach of any contract, license or undertaking to which Seller is a party or by which any of its property is bound, or constitute a default thereunder or result in the creation of any lien or encumbrance upon the Property.

8.10.      No Proceedings. There are no legal or administrative proceedings pending, nor to the best of Seller’s knowledge, threatened, against Seller which would adversely affect its right to convey the Real Property to Buyer as contemplated in this Agreement. There are no condemnation or eminent domain proceedings pending, nor to the best of Seller’s knowledge, threatened, with respect to the Real Property and there are no legal or administrative proceedings pending or threatened affecting the Real Property.

8.11.        Utilities. To the best of Seller’s knowledge, water, gas, telephone, electricity and sanitary sewer utilities are currently available on or near the Real Property.

8.12.        Unpaid Labor and Materials. Seller represents and warrants that Seller is not indebted for labor or material that might give rise to the filing of notice of mechanic’s lien against the Property.

8.13.        No Third Party Options. There are no options or rights to purchase, right of first refusal to purchase, or letters of intent (other than with Buyer) to purchase any or all of the Property.

8.14.        Methamphetamine. To the best of Seller’s knowledge, methamphetamine production has not occurred on the Real Property.

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8.15.        Violations. Seller has not received written notice of any federal, state, local, or other governmental building, zoning, health, safety, law, ordinance, or regulation violation with respect to the Real Property, that has not been cured, other than notice from a state agency concerning elevator repairs.

8.16.        Patriot Act. Neither Seller nor any of its affiliated entities is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56. Neither Seller, nor, to the knowledge of Seller, any of its brokers or other agents acting in any capacity in connection with the sale of the Property: (i) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Any representations made “to the best of Seller’s knowledge” shall be limited to the actual, subjective knowledge of Terry Gahan. All representations and warranties by Seller under this Agreement shall be modified to reflect information reported in any investigation hereafter made by or on behalf of Buyer or Seller, as the case may be, or any knowledge of Buyer or Seller, as the case may be, which first becomes known to Buyer or Seller after the Effective Date, provided, however, that if any resulting material changes in the representations or warranties of Seller are unacceptable to Buyer, Buyer may terminate this Agreement and the Earnest Money shall be refunded to Buyer. Seller will indemnify Buyer, its successors and assigns, against, and will hold Buyer, its successors and assigns, harmless from, any damages, including reasonable attorney’s fees, excluding consequential damages, that Buyer incurs if any of the above representations and warranties by Seller is discovered to have been untrue or inaccurate as of the Closing Date. Consummation of this Agreement by Buyer with knowledge of any such breach by Seller will constitute a waiver or release by Buyer of any claims due to such breach.

The representations, warranties, and indemnification set forth above shall survive the Closing of this transaction and Seller’s delivery of the Deed for a period of six (6) months after the Date of Closing.

  Casualty; Condemnation. If all or any part of the Property is substantially damaged by fire, casualty, the elements or any other cause, Seller shall immediately give notice to Buyer, and Buyer shall have the right to terminate this Agreement and receive back all Earnest Money by giving notice within thirty (30) days after Seller’s notice. To constitute “substantial” damage, the cost to repair or restore, as estimated by Seller, shall exceed

$200,000.00. If Buyer shall fail to give the notice, then the parties shall proceed to Closing, and Seller shall assign to Buyer all rights to insurance proceeds resulting from such event, and the Purchase Price shall be reduced by the deductible. If eminent domain proceedings are threatened or commenced against all or any part of the Property, Seller shall immediately give notice to Buyer, and Buyer shall have the right to terminate this

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Agreement and receive back all Earnest Money by giving notice within thirty (30) days after Seller’s notice. If Buyer shall fail to give the notice, then the parties shall proceed to Closing, and Seller shall assign to Buyer all rights to appear in and receive any award from such proceedings.

  Broker’s Commission. If a Closing occurs, Seller will pay a brokerage commission to Cresa Minneapolis, Inc., equal to three percent (3%) of the Purchase Price. Seller has employed Newmark (Steve Shepherd) as its listing agent for the sale of Property. Except as described herein, Seller and Buyer represent to each other that they have dealt with no other brokers, finders or the like in connection with this transaction, and agree to indemnify and hold each other harmless from all claims, damages, costs or expenses of or for any other such fees or commissions resulting from their actions or agreements regarding the execution or performance of this Agreement, and will pay all costs of defending any action or lawsuit brought to recover any such fees or commissions incurred by the other party, including reasonable attorneys’ fees. Buyer and Seller shall each be obligated for the payment of their respective broker and legal fees, unless provided for to the contrary herein.

  Assignment. Seller may not assign or otherwise transfer any of its rights under this Agreement. Except as provided below in this Section, Buyer may not assign or otherwise transfer all or any of its rights under this Agreement without the prior written consent of Seller. No assignment shall relieve Buyer of its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, Buyer shall have the right in its sole discretion, at any time prior to or on the Closing Date, to (i) assign all of its interest in and to this Agreement to an affiliate of Buyer; or (ii) establish a separate entity to acquire or hold title to the Property and to assign all of its interest in and to this Agreement to such entity for such purpose; provided, however, that no such assignment shall release Buyer from any liabilities to Seller under this Agreement and such liabilities shall constitute joint and several liabilities of Buyer and its assignee.

  As-Is. Except as expressly set forth in Section 8 of this Agreement and in the Seller’s Closing Documents, Buyer acknowledges and agrees that Buyer is purchasing the Property from Seller in its “As-Is, Where-Is” condition “with all faults” as of the Closing Date and specifically and expressly without warranties, representations, guarantee, either express or implied as to its condition, fitness for any particular purpose, merchantability, or any other warranty of any kind, nature or type whatsoever from or on behalf of Seller. Buyer hereby acknowledges that it is relying solely upon its own inspection and investigation and not upon any representation or warranty by Seller (except to the extent otherwise expressly set forth in Section 8 of this Agreement and the Seller’s Closing Documents) in electing to execute and deliver this Agreement and consummate the transaction and as to all matters related to the Property including, without limitation, zoning, access, availability and adequacy of utilities, state of title, feasibility and legality of any intended use, legal compliance, value, marketability, the environmental and other condition thereof, acreage, size and condition of the improvements and absence of encroachments, gaps or gores.

  Notices. Any notice required or permitted hereunder shall be given by personal delivery upon an authorized representative of a party hereto; or if mailed in a sealed wrapper by United States registered or certified mail, return receipt requested, postage prepaid; or if

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transmitted by electronic mail with return receipt requested; or if deposited cost paid with a nationally recognized, reputable overnight courier, properly addressed as follows:

If to Buyer:

Image Sensing Systems, Inc.

1600 University Avenue, Suite 400 St. Paul, MN 55104

Attention: Frank Hallowell

Email: fhallowell@imagesensing.com

With Copy to:

Winthrop & Weinstine, P.A. Capella Tower, Suite 3500 225 South Sixth Street Minneapolis, MN 55402 Attn: Trina Sjoberg

Email: tsjoberg@winthrop.com

If to Seller:

TJ&Z Family Limited Partnership 4846 Thomas Avenue South Minneapolis, MN 55410

Attn: Terry Gahan

Email: tgahan@mnpubs.com

With Copy to:

Malkerson Gunn Martin LLP 5353 Gamble Drive, Suite 225

Minneapolis, MN 55416 Attention: Gregory D. Soule, Esq. Email: gds@mgmllp.com

Notices shall be deemed effective on the earlier of the date of receipt or the date of deposit, as aforesaid; provided, however, that if notice is given by deposit, the time for response to any notice by the other party shall commence to run one business day after any such deposit. Any party may change its address for the service of notice by giving notice of such change ten (10) days prior to the effective date of such change. Electronic mail shall also be a valid method of providing notice hereunder.

  Default.

14.1.        By Seller. If Seller fails to fully and timely perform any of its obligations hereunder, and such failure continues for thirty (30) days after receipt of written

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notice from Buyer, or if the Closing shall not occur by reason of default by Seller, then Buyer, as its sole and exclusive remedy, may, at its option, either: (a) terminate this Agreement by written notice delivered to Seller and Buyer within thirty (30) days of the expiration of such cure period and may recover its Earnest Money; or

(b) enforce specific performance of this Agreement; provided, however, that any action for specific performance must be commenced within six (6) months of the default date, and if no such action has been brought by this date, the right to bring such an action shall be deemed to have been waived by Buyer. Subject to the time limits stated in the previous sentence, no delay or omission in the exercise of any right or remedy accruing to Buyer upon a breach by Seller under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Buyer of any condition or the breach of any other term, covenant or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. Seller’s obligations under this Section 14.1 shall survive termination of this Agreement.

14.2.        By Buyer. If Buyer fails to fully perform any of its obligations hereunder, Seller may, as its sole and exclusive remedy, proceed with cancellation of this Purchase Agreement pursuant to the provisions of Minnesota Statutes Section 559.21. Upon expiration of the thirty (30) day cancellation period referenced in the statute without Buyer having complied with the conditions set forth in the statutory notice of cancellation and delivery of proof to that effect to the Title Company, Seller may retain the Earnest Money from the Title Company as liquidated damages. In no event will Seller be entitled to sue Buyer for specific performance or damages, other than for Buyer’s breach of its obligations pursuant to Section 3.5 hereof. No delay or omission in the exercise of any right or remedy accruing to Seller upon any breach by Buyer under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller of any condition or of the breach of any other term, covenant or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained.

  Confidentiality. Buyer and Seller acknowledge the confidential nature of this transaction and agree not to disclose the terms of this Agreement or share any of the terms described herein to any other parties other than employees, agents, consultants and lawyers, etc. working on behalf of the parties to this Agreement and bona fide third party institutional lenders who are or may be engaged to provide financing to a party to this Agreement. The foregoing sentence shall not apply to information that the recipient of the information who is a party to this Agreement is required to disclose by any applicable law, regulation, legal or regulatory process, or the applicable rules and regulations of any national securities exchange or the Securities and Exchange Commission.

  Miscellaneous. The paragraph headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement. This written Agreement constitutes the complete agreement

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between the parties and supersedes any prior oral or written agreements between the parties regarding the Property. There are no verbal agreements that change this Agreement, and no waiver of any of its terms will be effective unless in a writing executed by the parties. This Agreement binds and benefits the parties and their successors and assigns. This Agreement has been made under the laws of the State of Minnesota and such laws will control its interpretation. Time is of the essence. If the time for performance of any act, giving of notice, or making any payment falls on a Saturday, Sunday, or legal holiday, such time for performance shall be extended to the next business day.

  Signatures in Counterpart. The undersigned agree that this instrument may be signed in any number of counterparts, each of which will constitute an original, and that a facsimile copy of any signature, or an electronic pdf transmission of any signature, of any party, will be deemed as enforceable and effective as an original signature. All such counterparts together will constitute one and the same instrument.

  Exclusivity. Seller agrees not to market or show the Property, or engage in negotiations with or submit offers or counteroffers, to any other prospective purchasers, brokers or agents during the term of this Agreement.

[The remainder of this page has been left blank intentionally.]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above.

SELLER:

TJ&Z FAMILY LIMITED

PARTNERSHIP, a Minnesota limited partnership

/s/ Terry Gahan
Name:	Terry Gahan
Its:	Owner

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above.

BUYER:

IMAGE SENSING SYSTEMS, INC., a

Minnesota corporation

/s/ Frank G. Hallowell
Name:	Frank G. Hallowell
Its:	Chief Financial Officer

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EXHIBIT A

(Legal Description)

Torrens Property

Northeasterly 46 feet of Lot 40, Auditor’s Subdivision No. 30, Hennepin County, Minnesota, except that part taken for Hennepin Avenue and except alley.

(Approximate legal description to be replaced with legal description listed on title insurance commitment.)

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EXHIBIT B

 Facilities

SELLER DUE DILIGENCE MATERIALS

(IF IN SELLER'S POSSESSION OR CONTROL)

  A list of all contractors/vendors currently used for service at the Property (electrical, fire alarm, fire sprinkler, boilers, plumbing, HVAC, signs, etc.)
  Billboard Lease
  Current written maintenance contracts
  Manufacture and subcontractor warranties and guarantees (roof, exterior building walls, sealant, windows, etc.)
  Accounting records of management expenses for 2019, 2020 and 2021 year to date
  Current building insurance policy and information on any claims filed in 2019, 2020 and 2021 to date
  Existing title policy
  Existing ALTA and/or boundary survey
  Schedule (including contact information and account numbers) of all utility providers (water, sewer, cable, electricity, gas, telephone, etc.)
  Phase I and Phase II Environmental Studies and any other environmental reports (including information regarding underground fuel storage tanks)
  Site/Civil, architectural and engineering plans, including mechanical, electrical and plumbing plans
  Geotechnical information or studies, including soil reports
  Documentation or plans related to wetlands, water-related setbacks, restrictions of uses including Order of Conditions, certificates of compliance, violation notices or other items
  Traffic or curb cut information, including restrictions on access
  Documentation related to historic use and restrictions
  Permits and approvals
  Utility invoices

  Building insurance policy and information on any claims in the last three (3) years

  Notices of special assessments, including for Hennepin Avenue improvements and annual Downtown Improvement District.

  Notice from a state agency concerning elevator repairs.

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